Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Illumina, Inc.
Investors:
Rebecca Chambers
858-255-5243
ir@illumina.com
or
Media:
Tina Amirkiai
858-882-6822
pr@illumina.com
or
David Robertson, Europe, Middle East and Africa
+44 1223 824909
drobertson@illumina.com
or
Laboratory Corporation of America® Holdings
Investor Relations:
Paul Surdez - +1 336-436-5076
Investor@labcorp.com
or
Media Relations:
Pattie Kushner - +1 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

German Court Issues Preliminary Injunction Against amedes Fetalis® Test for Infringement of
Non-Invasive Prenatal Screening Patent

SAN DIEGO & BURLINGTON, N.C.- October 24, 2016 - Illumina, Inc. (NASDAQ: ILMN) and Laboratory Corporation of America® Holdings (LabCorp®) (NYSE:LH), the world’s leading healthcare diagnostics company, today announced that on October 5, 2016, the Düsseldorf Regional Federal Court in Germany issued a preliminary injunction order against amedes MVZ Trägergesellschaft Göttingen mbH and a related company (collectively “amedes”). The order requires amedes to immediately stop performing the Fetalis® non-invasive prenatal screening test in Germany, which is based on technology from Ariosa Diagnostics, Inc.

The Application for the Grant of a Preliminary Injunction against amedes was filed by Sequenom, Inc., a wholly-owned subsidiary of LabCorp®, as patent owner of EP 0 994 963. The patent relates to the detection of cell-free fetal DNA for non-invasive prenatal screening. Illumina exclusively licenses the patent in the field of in vitro diagnostics.

Illumina and Sequenom have significant intellectual property rights in the area of non-invasive prenatal screening and will continue to enforce those rights when appropriate. This suit adds to prior patent infringement suits filed against others in Europe, Australia and the United States.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

About LabCorp®

Laboratory Corporation of America® Holdings (NYSE:LH), an S&P 500 company, is the world’s leading healthcare diagnostics company, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and develops technology-enabled solutions to change the way care is provided. With net revenue in excess of $8.5 billion in 2015, LabCorp’s 50,000 employees serve clients in 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2016 guidance and the impact of various factors on operating results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, adverse actions of governmental and other third-party payers and the results from the Company’s acquisition of Covance. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC, as well as in the risk factors included in Covance’s filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2015, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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